Exhibit 10.1

AMENDMENT NO. 1

TO THE

SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of August 1, 2007 (this “Amendment”), by and between CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank”), a national banking association, as Transferor and Servicer, and THE BANK OF NEW YORK (DELAWARE), a banking corporation organized under the laws of the State of Delaware, as trustee (the “Trustee”).

WHEREAS, the predecessors to the Bank and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement, dated as of September 1, 1992 (as amended, supplemented or otherwise modified, including by the Merger and Assumption Agreement, dated as of September 17, 1999, among First USA Bank, National Association, FCC National Bank, as the successor Transferor and the Servicer, and the Trustee), for the issuance by the First USA Credit Card Master Trust (the “Trust”) of Investor Certificates and the Exchangeable Transferor Certificate;

WHEREAS, First USA Bank, National Association, as predecessor to the Bank and the Trustee have heretofore executed and delivered an Amended and Restated Pooling and Servicing Agreement, dated as of March 28, 2002, as amended by the Amendment thereto, dated as of February 1, 2006;

WHEREAS, the Bank and the Trustee have heretofore executed and delivered a Second Amended and Restated Pooling and Servicing Agreement, dated as of March 14, 2006 (the “Agreement”);

WHEREAS, subsection 13.01(a) of the Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, may amend the Agreement in writing from time to time, so long as such action shall not (i) as evidenced by an Opinion of Counsel for the Transferor addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder or (ii) as evidenced by an Officer’s Certificate from the Transferor, significantly change the Permitted Activities of the Trust; provided further, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency;

WHEREAS, the Trustee has received (i) an Opinion of Counsel to the effect that this Amendment will not adversely affect in any material respect the interests of the Investor Certificateholders, (ii) an Officer’s Certificate from the Transferor stating that this Amendment shall not significantly change the Permitted Activities of the Trust and (iii) from each Rating Agency a letter stating that this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency; and

WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with.

NOW, THEREFORE, pursuant to subsection 13.01(a) of the Agreement, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Agreement in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

SECTION 1. Amendment to Subsection 3.06(b).

Subsection 3.06(b) of the Agreement shall be amended to read in its entirety as follows:

(b)	[RESERVED].

SECTION 2. Amendment to Exhibit D.

Exhibit D of the Agreement shall be deleted in its entirety and replaced with Exhibit D attached hereto.

SECTION 3. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 4. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Amendment.

SECTION 5. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

CHASE BANK USA,
NATIONAL ASSOCIATION, as Transferor and Servicer

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

THE BANK OF NEW YORK (DELAWARE), as Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

Amendment No. 1 to 2nd FUSA A&R PSA

Exhibit D

[FORM OF ANNUAL SERVICER’S CERTIFICATE]

SERVICER COMPLIANCE STATEMENT

Chase Bank USA, National Association

First USA Credit Card Master Trust

The undersigned, a duly authorized officer of Chase Bank USA, National Association (the “Bank”), as Servicer pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of March 14, 2006 (as amended and supplemented from time to time, the “Agreement”), between the Bank, as transferor and servicer (in such capacity, the “Servicer”) and The Bank of New York (Delaware), as trustee (the “Trustee”), does hereby certify that:

1. The Bank is, as of the date hereof, the Servicer under the Agreement.

2. A review of the Servicer’s activities during the calendar year ended December 31, 20[    ] (the “Reporting Period”) and of its performance under the Agreement has been made under my supervision.

3. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this [    ]th day of March, 20[    ].

CHASE BANK USA, NATIONAL ASSOCIATION,
as Servicer

By:
Name:
Title:

Exhibit D